Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 (as amended) of our report dated April 17, 2013 relating to the consolidated financial statements of Red Metal Resources Ltd., and to the reference to our firm under the caption "Experts" in the related Prospectus of Red Metal Resources Ltd., for the registration of up to 2,500,000 shares of its common stock.
/s/DMCL

DALE MATHESON CARR-HILTON LABONTE LLP
Chartered Accountants
Vancouver, Canada
June 14, 2013